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                                                                     Exhibit 5.1

                                                    Mayer, Brown, Rowe & Maw LLP
                                                           71 South Wacker Drive
                                                    Chicago, Illinois 60606-4637

                                                         Main Tel (312) 782-0600
                                                         Main Fax (312) 701-7711
                                                          www.mayerbrownrowe.com

                               June 21, 2006

CDF Funding, Inc.
5595 Trillium Boulevard
Hoffman Estates, Illinois 60192

Re: CDF Funding, Inc.
    Registration Statement on Form S-3

We have acted as special counsel for CDF Funding, Inc., a Delaware corporation ("CDF Funding"), in connection with the filing by CDF Funding, as registrant with the Securities and Exchange Commission under the Securities Act of 1933 (as amended, the "Act"), of a Registration Statement on Form S-3 (Registration No. 333-130782) (as amended, the "Registration Statement"), registering asset-backed notes (the "Notes") secured by the interest of GE Dealer Floorplan Master Note Trust, a Delaware statutory trust (the "Trust"), in various receivables and related assets. The Notes of a particular Series will be issued pursuant to a master indenture (as may be amended, modified or supplemented, the "Master Indenture"), between the Trust and Wilmington Trust Company, as indenture trustee (the "Indenture Trustee"), and a related indenture supplement (the "Indenture Supplement" and together with the Master Indenture, the "Indenture"), between the Trust and the Indenture Trustee, substantially in the forms filed as exhibits to the Registration Statement. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings assigned to them in the Master Indenture.

We have examined executed copies of the Registration Statement and forms of the Indenture, the Trust Agreement, the First Tier Agreement, the Second Tier Agreement, and such other documents as we have deemed necessary for the purposes of this opinion (collectively, the "Transaction Documents").

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We have assumed for the purposes of the opinions set forth below that the Notes will be issued in Series created as described in the Registration Statement and that the Notes will, at CDF Funding's direction, be sold by the Trust for reasonably equivalent consideration.

We have also assumed that: (i) the Transaction Documents and the Notes have been or will be duly authorized by all necessary corporate, limited liability or trust action and (ii) the Notes will be duly issued, executed, authenticated and delivered in accordance with the provisions of the Indenture.

In expressing our opinion, we have assumed, without independent verification, that the facts presented in the Transaction Documents are correct, the Transaction Documents have been or will be consummated according to their terms, and the factual representations of the parties to the Transaction Documents and their affiliates are correct. In addition, we have assumed that the parties to each Transaction Document will satisfy their respective obligations thereunder. We express no opinion with respect to any series of Notes for which we do not act as counsel to you.

On the basis of the foregoing examination and assumptions, and upon consideration of applicable law, it is our opinion that when the Indenture Supplement for a Series of Notes has been duly and validly authorized, executed and delivered by the Trust and the Indenture Trustee substantially in the form filed as an exhibit to the Registration Statement and the Notes of that Series have been duly executed, authenticated, delivered and sold as contemplated in the Master Indenture and the Registration Statement, such Notes will be binding obligations of the Trust.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement, without admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit.

Our opinion set forth above is subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law) and by the discretion of the court before which any proceeding therefore may be brought.

We are members of the Bar of the State of Illinois, and we do not express any opinion herein concerning any law other than the law of the State of New York, the General Corporation Law of Delaware and the Federal law of the United States.


                                        /s/ Mayer, Brown, Rowe & Maw LLP

                                        MAYER, BROWN, ROWE & MAW LLP